================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 24, 1997

                         ------------------------------

                           RIVER OAKS FURNITURE, INC.
             (Exact Name of Registrant as Specified in Its Charter)


  MISSISSIPPI                  0-22188                        64-0749510
(State or Other            (Commission File                 (I.R.S. Employer
Jurisdiction of                 Number)                       Identification
Incorporation)                                                       Number)


          3350 MCCULLOUGH BLVD.
          BELDEN, MISSISSIPPI                              38826
 (Address of Principal Executive Offices)                (Zip Code)

                                  601-891-4550
              (Registrant's Telephone Number, including Area Code)

                                 NOT APPLICABLE
                                  (Former Name)

================================================================================

ITEM 5.  OTHER EVENTS.

         On October 24, 1997, and as consideration for the agreement of BNY Financial Corporation ("BNYFC") to continue funding the overadvance feature of the BNYFC Facility (as hereinafter defined), the Company granted BNYFC a warrant to purchase 112,000 shares of the Company's Common Stock, exercisable until October 23, 2002, for the lesser of (i) $2.00 per share or (ii) the closing bid price per share of the Common Stock on the first day it is relisted for trading on Nasdaq or any national exchange (the "First BNYFC Warrant"). The First BNYFC Warrant contains antidilution protections and piggyback and demand registration rights. A copy of the First BNYFC Warrant is attached to this Current Report on Form 8-K as Exhibit 10.1. The Company's Revolving Credit and Term Loan Agreement (the "Credit Agreement") with BNYFC and other lenders was amended as of November 10, 1997 by the execution and delivery of that certain Amendment No. 1 to Credit Agreement (the "Amended Credit Agreement"). A copy of such amendment is attached to this Current Report on Form 8-K as Exhibit 10.2.

         The Amended Credit Agreement, together with related agreements, now provides the Company and its direct and indirect subsidiaries with a $40.5 million revolving credit facility (with a $3 million overadvance sublimit), a $9 million term loan, and certain factoring arrangements (collectively, the "BNYFC Facility").

         Also on November 10, 1997, the Company and its direct and indirect subsidiaries executed a $1,000,000 Promissory Note (the "$1.0 Million Note") and a $2,000,000 Promissory Note (the "$2.0 Million Note") in favor of BNYFC. The $1.0 Million Note bears interest at the Prime Rate (as defined in the Amended Credit Agreement) plus 1% per annum, is secured by all of the Collateral (as defined in the Amended Credit Agreement), and is payable in twelve consecutive, monthly installments, commencing on February 1, 1999. The $2.0 Million Note bears interest at 12% per annum, is secured by all of the Collateral, and is payable on January 1, 1999. The $2.0 Million Note also permits BNYFC to require the creation of a reserve account for cash collateral to be funded monthly in an amount of $100,000 per month. A copy of each such Note is attached to this Current Report on Form 8-K as Exhibit 10.3 and Exhibit 10.4.

         In connection with the execution of the Amended Credit Agreement, the $1.0 Million Note and the $2.0 Million Note, the Company granted BNYFC a second warrant to purchase 112,000 shares of the Company's Common Stock, exercisable until November 9, 2002, for the lesser of (i) $2.50 per share or (ii) the closing bid price per share of the Common Stock on the first day it is relisted for trading on Nasdaq or any national exchange (the "Second BNYFC Warrant"). The Second BNYFC Warrant contains antidilution protections and piggyback and demand registration rights. A copy of the Second BNYFC Warrant is attached to this Current Report on Form 8-K as Exhibit 10.5.

         On November 12, 1997, the Company issued 12% Subordinated Convertible Notes Due November 12, 1998 in the aggregate principal amount of $1,000,000 to certain of its directors and executive officers. The 12% Subordinated Convertible Notes are convertible prior to repayment into shares of the Company's Common Stock at $2.50 per share, as the same may be adjusted. A form of 12% Subordinated Convertible Note is attached to this Current Report on Form 8-K as Exhibit 10.6.

         The Company also granted to holders of the Subordinated Notes warrants to purchase an aggregate of 112,000 shares of the Company's Common Stock on the same terms as set forth in the Second BNYFC Warrant. A form of such warrant is attached to this Current Report on Form 8-K as Exhibit 10.7.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  Exhibits.

         Exhibit No.

         10.1 Warrant to purchase 112,000 shares of the Company's Common Stock, granted October 24, 1997 to BNY Financial Corporation ("First BNYFC Warrant").

         10.2 Amendment No. 1 to Credit Agreement, dated as of November 10, 1997, between the Company and BNY Financial Corporation.

         10.3 $1,000,000 Promissory Note, dated as of November 10, 1997, in favor of BNY Financial Corporation and payable in twelve consecutive, monthly installments commencing on February 1, 1999.

         10.4 $2,000,000 Promissory Note, dated as of November 10, 1997, in favor of BNY Financial Corporation bearing interest at 12% per annum and payable on January 1, 1999.

         10.5 Warrant to purchase 112,000 shares of the Company's Common Stock, granted November 10, 1997 to BNY Financial Corporation ("Second BNYFC Warrant").

         10.6 Form of 12% Subordinated Convertible Notes issued to certain of the Company's directors and executive officers on November 12, 1997.

         10.7 Form of warrant granted to holders of 12% Subordinated Convertible Notes to purchase an aggregate of 112,000 shares of the Company's Common Stock.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         RIVER OAKS FURNITURE, INC.


                                         By: /s/ JOHNNY C. WALKER
                                             ----------------------------------
                                             Johnny C. Walker
                                             Chief Operating Officer and Chief
                                                Financial Officer


Date: December 22, 1997